SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported): May 1, 2007

Nationstar Home Equity Loan Trust 2007-B
(Issuing Entity)

Nationstar Funding LLC
(Exact name of Depositor as specified in its charter)

Nationstar Mortgage LLC
(Exact name of Sponsor as specified in its charter)

Nationstar Funding LLC
(Exact name of Registrant as specified in its charter)

Delaware	333-130642-04	75-2851805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Highland Drive, Lewisville, Texas 75067
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (469) 549-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

Nationstar Funding LLC, as depositor (the “Depositor”), registered issuance of Asset-Backed Certificates and Asset-Backed Notes on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 (Registration File No. 333-130642) (as amended, the “Registration Statement”).  Pursuant to the Registration Statement, the Depositor caused Nationstar Home Equity Loan Trust 2007-B to issue $790,897,000 principal amount of Home Equity Loan Asset-Backed Certificates, Series 2007-B (the “Certificates”), on April 19, 2007 (the “Closing Date”).

The Certificates were issued pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of April 1, 2007 among the Depositor, Nationstar Mortgage LLC, as seller and as servicer, Auburn Funding, LLC, as conduit seller, and The Bank of New York, as trustee.

Capitalized terms not defined herein have the meanings assigned in the Pooling and Servicing Agreement attached hereto as Exhibit 4.1.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits:

4.1

Pooling and Servicing Agreement

99.1

The Swap Agreement, including the Credit Support Annex and confirmation, dated as of April 19, 2007, by and between The Royal Bank of Scotland and The Bank of New York, not in its individual capacity but solely as trustee of the Supplemental Interest Trust with respect to Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSTAR FUNDING LLC

By:  /s/ Gregory A. Oniu

Name:  Gregory A. Oniu

Title:    Treasurer

Date:  May 1, 2007

Exhibit Index

Exhibit

4.1

Pooling and Servicing Agreement

99.1

The Swap Agreement, including the Credit Support Annex and confirmation, dated as of April 19, 2007, by and between The Royal Bank of Scotland and The Bank of New York, not in its individual capacity but solely as trustee of the Supplemental Interest Trust with respect to Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-B.